Exhibit 4.1
EXECUTION COPY
     FIFTH SUPPLEMENTAL INDENTURE, dated as of February 9, 2007, by and among EOP Operating Limited Partnership, a Delaware limited partnership (the “Issuer”), Equity Office Properties Trust, a Maryland real estate investment trust (“EOPT”), Blackhawk Acquisition Trust, a Maryland real estate investment trust (the “Initial Successor”), Blackhawk Parent LLC, a Delaware limited liability company (the “Successor”), U.S. Bank National Association, as trustee (the “Trustee”), and, solely with respect to the Internotes (as defined below), BNY Midwest Trust Company, as trustee (the “Additional Trustee”).
W I T N E S S E T H:
     WHEREAS, the Issuer, EOPT and the Trustee have heretofore executed and delivered the Indenture dated as of August 29, 2000 (as amended and supplemented to the date hereof, the “Indenture”), the Issuer, EOPT and the Additional Trustee have heretofore executed and delivered the New Trustee Appointment Agreement dated as of June 10, 2004, and the Issuer has issued pursuant to the Indenture, among other securities, the following securities: 7.75% Notes due 2007 (the “7.75% Notes”), Floating Rate Notes due 2010 (the “2010 Floating Rate Notes”), 4.65% Notes due 2010 (the “4.65% Notes”), 7.00% Notes due 2011 (the “7.00% Notes”), 6.75% Notes due 2012 (the “6.75% Notes”), 5.875% Notes due 2013 (the “5.875% Notes”), 4.75% Notes due 2014 (the “4.75% Notes”), Floating Rate Notes due 2014 (the “2014 Floating Rate Notes”), 7.875% Notes due 2031 (the “7.875% Notes”), the 4.00% Exchangeable Senior Notes due 2026 (the “Exchangeable Notes”) and the Internotes listed on Schedule 1 hereto (the “Internotes” and together with the 7.75% Notes, the 2010 Floating Rate Notes, the 4.65% Notes, the 7.00% Notes, the 6.75% Notes, the 5.875% Notes, the 4.75% Notes, the 2014 Floating Rate Notes, the 7.875% Notes and the Exchangeable Notes, collectively, the “Notes”);
     WHEREAS, EOPT, the Issuer, the Initial Successor, the Successor and Blackhawk Acquisition, L.P., a Delaware limited partnership, have entered into an Agreement and Plan of Merger dated as of November 19, 2006, as amended to the date hereof (the “Merger Agreement”), which contemplates, among other things, the execution and filing on the date hereof of Articles of Merger (the “Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) providing for the merger of EOPT with and into the Initial Successor (the “Merger”), with the Initial Successor continuing its existence under Maryland law;
     WHEREAS, upon the acceptance for record of the Articles of Merger by the SDAT or at such other time thereafter as is provided therein (the “Merger Effective Time”), the Merger will be effective in accordance with the terms of the Articles of Merger and applicable law;
     WHEREAS, in connection with the liquidation of the Initial Successor contemplated by the Merger Agreement, the Initial Successor and the Successor will execute and deliver an Assignment and Assumption Agreement dated the date hereof (the “Assignment and Assumption Agreement”) providing for the assignment to the Successor by the Initial Successor of substantially all of its assets and the assumption by the Successor of all of the liabilities of the Initial Successor;

     WHEREAS, upon the effectiveness of the Assignment and Assumption Agreement (the “Transfer Effective Time”), the transfer and assignment of substantially all of the assets of the Initial Successor to the Successor and the assumption of all of the liabilities of the Initial Successor by the Successor will be effective in accordance with the terms thereof and applicable law;
     WHEREAS, Section 801 of the Indenture provides, among other things, that EOPT may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other Person, provided that, among other things, the successor Person or its transferees or assignees of such assets shall expressly assume the obligations of EOPT under its Guarantee and the due and punctual performance and observance of all of the other covenants and conditions in the Indenture;
     WHEREAS, Section 901 of the Indenture provides that the Issuer, the Guarantor and the Trustee may, without the consent of any Holders, enter into a supplemental indenture for the purpose of evidencing the succession of another Person to the Guarantor and the assumption by any such successor of the covenants of the Guarantor contained in the Indenture and the Notes;
     WHEREAS, each of the Issuer, EOPT, the Initial Successor and the Successor has been duly authorized by resolution to enter into this Fifth Supplemental Indenture; and
     WHEREAS, all other acts and proceedings required by law and by the Indenture to make this Fifth Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, EOPT, the Initial Successor, the Successor, the Trustee and, solely with respect to the Internotes, the Additional Trustee, hereby agree as follows:
ARTICLE ONE
     SECTION 1.01. Definitions.
     Capitalized terms used in this Fifth Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
     SECTION 2.01. Confirmation of Succession by the Initial Successor.
     (a) The Initial Successor hereby expressly assumes the obligations of EOPT under its Guarantee (and as co-obligor of the Exchangeable Notes) and the due and punctual performance and observance of all of the other covenants and conditions in the Indenture.

     (b) In accordance with Section 802 of the Indenture, the Initial Successor shall succeed to and be substituted for EOPT with the same effect as if the Initial Successor had been named in the Indenture as a party of the first part and EOPT is relieved of any further obligation under the Indenture, the Notes and the Guarantee.
     (c) The reference in the preamble to the Indenture to “Equity Office Properties Trust, a Maryland real estate investment trust, as guarantor (the “Guarantor”), having its principal offices at Two North Riverside Plaza, Suite 2100, Chicago Illinois 60606” is hereby amended to read “Blackhawk Acquisition Trust, a Maryland real estate investment trust, as guarantor (the “Guarantor”), having its principal offices at Two North Riverside Plaza, Suite 2100, Chicago Illinois 60606” and the provision for notices pursuant to Section 105 of the Indenture to the Issuer and the Guarantor is hereby amended to include provision for all such notices to be copied to Jonathan D. Gray, Blackstone Real Estate Partnerships V L.P., 345 Park Avenue, New York, New York 10154, facsimile number (212) 583-5573).
     SECTION 2.02. Confirmation of Succession by the Successor.
     (a) The Successor hereby expressly assumes the obligations of the Initial Successor under its Guarantee (and as co-obligor of the Exchangeable Notes) and the due and punctual performance and observance of all of the other covenants and conditions in the Indenture.
     (b) In accordance with Section 802 of the Indenture, the Successor shall succeed to and be substituted for the Initial Successor with the same effect as if the Successor had been named in the Indenture as a party of the first part and the Initial Successor is relieved of any further obligation under the Indenture, the Notes and the Guarantee.
     (c) The reference in the preamble to the Indenture following the Merger Effective Time to “Blackhawk Acquisition Trust, a Maryland real estate investment trust, as guarantor (the “Guarantor”), having its principal offices at Two North Riverside Plaza, Suite 2100, Chicago Illinois 60606” is hereby amended to read “Blackhawk Parent LLC, a Delaware limited liability company, as guarantor (the “Guarantor”), having its principal offices at Two North Riverside Plaza, Suite 2100, Chicago Illinois 60606” and the provision for notices pursuant to Section 105 of the Indenture to the Issuer and the Guarantor is hereby amended to include provision for all such notices to be copied to Jonathan D. Gray, Blackstone Real Estate Partnerships V L.P., 345 Park Avenue, New York, New York 10154, facsimile number (212) 583-5573).
ARTICLE THREE
     SECTION 3.01. Effectiveness of Fifth Supplemental Indenture; Operation of Amendments to Indenture and the Notes.
     This Fifth Supplemental Indenture shall be effective upon its execution by the parties hereto, provided that (i) Section 2.01 shall become operative concurrently with the

Merger Effective Time and (ii) Section 2.02 shall become operative, following the Merger Effective Time, concurrently with the Transfer Effective Time.
     SECTION 3.02. Severability.
     In case any provision in this Fifth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 3.03. Continuing Effect of Indenture.
     Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.
     SECTION 3.04. Construction of Fifth Supplemental Indenture.
     This Fifth Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 3.05. Trust Indenture Act Controls.
     If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with another provision of this Fifth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Fifth Supplemental Indenture is executed, the provision required by said Act shall control.
     SECTION 3.06. Disclaimer.
     (a) The recitals contained in this Fifth Supplemental Indenture shall be taken as the statements of the Issuer, EOPT, the Initial Successor and the Successor. The Trustee and the Additional Trustee assume no responsibility for their correctness. The Trustee and the Additional Trustee make no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.
     (b) The Trustee, the Additional Trustee, the Issuer, EOPT, the Initial Successor and the Successor acknowledge and agree that the Trustee is acting in its capacity as trustee with respect to all Notes other than the Internotes, and that the Trustee shall not be responsible or liable for any actions of the Additional Trustee.
     (c) The Trustee, the Additional Trustee, the Issuer, EOPT, the Initial Successor and the Successor acknowledge and agree that the Additional Trustee is acting in its capacity as trustee solely with respect to the Internotes, and that the Additional Trustee shall not be responsible or liable for any actions of the Trustee.

     SECTION 3.07. Counterparts.
     This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

EOP OPERATING LIMITED PARTNERSHIP
By:	Equity Office Properties Trust, its General Partner

By	/s/ Stanley M. Stevens
	Name:	Stanley M. Stevens
	Title:	Executive Vice President, Chief Legal Counsel and Secretary

EQUITY OFFICE PROPERTIES TRUST

By	/s/ Stanley M. Stevens
	Name:	Stanley M. Stevens
	Title:	Executive Vice President, Chief Legal Counsel and Secretary

BLACKHAWK ACQUISITION TRUST

By	/s/ Kenneth A. Caplan
	Name:	Kenneth A. Caplan
	Title:	Vice President and Secretary

BLACKHAWK PARENT LLC

By	/s/ Kenneth A. Caplan
	Name:	Kenneth A. Caplan
	Title:	Vice President, Secretary and Managing Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

BNY MIDWEST TRUST COMPANY, as Additional Trustee solely with respect to the Internotes

By	/s/ Steven D. Torgeson
	Name:	Steven D. Torgeson
	Title:	Vice President

SCHEDULE 1
Internotes

CUSIP No.	Security Description	Maturity Date

26876EAA3	4.750% Internotes due 2008	June 15, 2008

26876EAB1	5.250% Internotes due 2010	June 15, 2010

26876EAC9	4.550% Internotes due 2008	July 15, 2008

26876EAD7	5.100% Internotes due 2010	July 15, 2010

26876EAE5	4.600% Internotes due 2008	July 15, 2008

26876EAF2	5.150% Internotes due 2010	July 15, 2010

26876EAG0	4.300% Internotes due 2008	July 15, 2008

26876EAH8	4.850% Internotes due 2010	July 15, 2010

26876EAJ4	4.300% Internotes due 2008	July 15, 2008

26876EAK1	5.000% Internotes due 2011	January 15, 2011

26876EAL9	3.700% Internotes due 2007	July 15, 2007

26876EAM7	4.150% Internotes due 2008	July 15, 2008

26876EAN5	4.000% Internotes due 2008	October 15, 2008

26876EAP0	3.900% Internotes due 2008	October 15, 2008

26876EAQ8	3.800% Internotes due 2008	October 15, 2008

26876EAS4	3.900% Internotes due 2008	November 15, 2008

26876EAU9	3.950% Internotes due 2008	December 15, 2008

26876EAW5	4.100% Internotes due 2008	December 15, 2008

26876EAY1	3.950% Internotes due 2008	December 15, 2008

26876EBA2	4.000% Internotes due 2009	June 15, 2009

26876EBC8	4.000% Internotes due 2008	December 15, 2008

26876EBE4	4.000% Internotes due 2009	January 15, 2009

26876EBG9	4.000% Internotes due 2009	January 15, 2009

26876EBJ3	4.150% Internotes due 2009	January 15, 2009

26876EBL8	4.150% Internotes due 2009	January 15, 2009

26876EBM6	3.700% Internotes due 2007	February 15, 2007

26876EBN4	4.100% Internotes due 2009	February 15, 2009

26876EBP9	3.750% Internotes due 2007	February 15, 2007

26876EBQ7	4.150% Internotes due 2009	February 15, 2009

26876EBR5	4.050% Internotes due 2008	March 15, 2008

26876EBS3	4.250% Internotes due 2009	March 15, 2009

26876EBT1	4.400% Internotes due 2008	March 15, 2008

26876EBU8	4.750% Internotes due 2010	March 15, 2010

26876EBV6	4.400% Internotes due 2007	April 15, 2007

26876EBW4	4.800% Internotes due 2009	April 15, 2009

26876EBX2	4.300% Internotes due 2007	April 15, 2007

CUSIP No.	Security Description	Maturity Date

26876EBY0	4.450% Internotes due 2008	April 15, 2008

26876EBZ7	4.300% Internotes due 2007	April 15, 2007

26876ECA1	4.500% Internotes due 2008	April 15, 2008

26876ECB9	4.350% Internotes due 2008	June 15, 2008

26876ECC7	4.625% Internotes due 2010	June 15, 2010

26876ECD5	4.100% Internotes due 2007	June 15, 2007

26876ECE3	4.250% Internotes due 2008	June 15, 2008

26876ECF0	4.200% Internotes due 2008	June 15, 2008

26876ECG8	4.500% Internotes due 2011	June 15, 2011

26876ECH6	4.200% Internotes due 2007	June 15, 2007

26876ECJ2	4.350% Internotes due 2008	June 15, 2008

26876ECK9	4.400% Internotes due 2008	July 15, 2008

26876ECL7	4.500% Internotes due 2009	July 15, 2009

26876ECM5	4.400% Internotes due 2008	July 15, 2008

26876ECN3	4.500% Internotes due 2009	July 15, 2009

26876ECP8	4.450% Internotes due 2008	July 15, 2008

26876ECQ6	4.550% Internotes due 2009	July 15, 2009

26876ECR4	4.550% Internotes due 2008	September 15, 2008

26876ECS2	4.650% Internotes due 2009	September 15, 2009

26876ECT0	4.550% Internotes due 2008	September 15, 2008

26876ECU7	4.650% Internotes due 2009	September 15, 2009

26876ECV5	4.400% Internotes due 2008	September 15, 2008

26876ECW3	4.450% Internotes due 2009	September 15, 2009

26876ECX1	4.400% Internotes due 2008	September 15, 2008

26876ECY9	4.500% Internotes due 2009	September 15, 2009

26876ECZ6	4.650% Internotes due 2011	September 15, 2011

26876EDA0	4.450% Internotes due 2008	September 15, 2008

26876EDB8	4.550% Internotes due 2009	September 15, 2009

26876EDC6	4.700% Internotes due 2011	September 15, 2011

26876EDD4	4.550% Internotes due 2008	October 15, 2008

26876EDE2	4.650% Internotes due 2009	October 15, 2009

26876EDF9	4.700% Internotes due 2008	October 15, 2008

26876EDG7	4.800% Internotes due 2009	October 15, 2009

26876EDH5	4.750% Internotes due 2008	October 15, 2008

26876EDJ1	5.000% Internotes due 2011	October 15, 2011